Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of American Depository Receipts of Crucell N.V.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 10 day of February, 2004.

ATLAS VENTURE FUND II, L.P.		ATLAS VENTURE EUROPE FUND B.V.

By:	Atlas Venture Associates II, L.P.	By:	Atlas InvesteringsGroep N.V.

	By: *		By: *

	Christopher J. Spray		Hans Bosman
	General Partner		Managing Director

ATLAS VENTURE ASSOCIATES II, L.P.

By:	*

Christopher J. Spray General Partner

ATLAS VENTURE B.V.		ATLAS INVESTERINGSGROEP N.V.

By:	*	By:	*

	Hans Bosman Managing Director		Hans Bosman Managing Director

*	The undersigned attorney-in-fact, by signing her name below, does hereby sign this statement on behalf of the above indicated filers pursuant to Powers of Attorney filed herewith as Exhibits 2.1 and 2.2.

/s/ Jeanne Larkin Henry

Jeanne Larkin Henry Attorney-in-fact